EXHIBIT 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. 1350
In connection with the Quarterly Report of Sanderson Farms, Inc. (the “Company”) on Form 10-Q for the quarter ended January 31, 2009 (the “Report”), I, D. Michael Cockrell, Treasurer and Chief Financial Officer of the Company, certify that:
     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/D. Michael Cockrell
D. Michael Cockrell
Treasurer and Chief Financial Officer
(Principal Accounting Officer)
February 26, 2009